Exhibit 1.1

Amylin Pharmaceuticals, Inc.

Common Stock

Underwriting Agreement

March 29, 2006

Morgan Stanley & Co. Incorporated

Goldman, Sachs & Co.

Bear, Stearns & Co. Inc.

Lehman Brothers Inc.

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

From time to time Amylin Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain shares of its Common Stock, par value $0.001 per share (the “Shares”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Firm Shares”). If specified in such Pricing Agreement, the Company may grant to the Underwriters the right to purchase at their election an additional number of shares, specified in such Pricing Agreement as provided in Section 3 hereof (the “Optional Shares”). With respect to each such Pricing Agreement, the Firm Shares and the Optional Shares, if any, which the Underwriters elect to purchase pursuant thereto and pursuant to Section 3 hereof are herein collectively called the “Designated Shares.”

The terms and rights of any particular issuance of Designated Shares shall be as specified in the Pricing Agreement relating thereto.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto immediately prior to the Applicable Time (as defined in Schedule II of the Pricing Agreement), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

1.                                       Particular sales of Designated Shares may be made from time to time to the Underwriters of such Shares, for whom the firms designated as representatives of the Underwriters of such Shares in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Shares or as an obligation of any of the Underwriters to purchase any of the Shares. The obligation of the Company to issue and sell any of the Shares and the obligation of any of the Underwriters to purchase any of the Shares shall be evidenced by the Pricing Agreement with respect to the Designated Shares specified therein. Each Pricing Agreement shall specify the aggregate number of the Firm Shares, the maximum number of Optional Shares, if any, the initial public offering price of such Firm and Optional Shares or the manner of determining such price, the purchase price to the Underwriters of such Designated Shares, the names of the Underwriters of such Designated Shares, the names of the Representatives of such Underwriters, the number of such Designated Shares to be purchased by each Underwriter and the commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Firm and Optional Shares, if any, and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of such Designated Shares. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2.                                       The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is eligible to use the Registration Statement as an automatic shelf registration statement as defined in Rule 405 under the Act, and, as of the applicable determination date (as defined in Rule 405 under the Act), the Company was qualified as a well-known seasoned issuer (as defined in Rule 405 under the Act). The Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (iii) each free writing prospectus of the Company listed on Schedule III hereto, if any, does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Time of Delivery (as defined herein), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus any material loss or interference with its business from (i) fire, explosion, flood or other calamity, whether or not covered by insurance, (ii) any labor dispute or (iii) any court or governmental action, order or decree, in each case otherwise than as set forth or contemplated in the Time of Sale Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, there has not been any change in the capital stock (excluding stock option grants in the ordinary course of business pursuant to the Company’s current stock option plans, the issuance of shares pursuant to the Company’s employee stock purchase plan or 401(k) plan and the exercise of any outstanding stock options or warrants) or long-term debt of the Company or any of its subsidiaries (other than interest accruals) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus;

(e)                                  The Company and each of its subsidiaries has been duly formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus, and has been duly qualified as a foreign corporation or entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, current or future consolidated financial condition, business prospects, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to consummate the transactions contemplated herein (a “Material Adverse Effect”));

(f)                                    The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(g)                                 The Designated Shares have been duly and validly authorized, and, when the Firm Shares are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Shares and, in the case of any Optional Shares, pursuant to Over-allotment Options (as defined in Section 3 hereof) with respect to such Designated Shares, such Designated Shares will be duly and validly issued and fully paid and non-assessable; the Shares conform to the description thereof contained in the Registration Statement and the Designated Shares will conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus, as amended or supplemented with respect to such Designated Shares;

(h)                                 All of the issued shares of capital stock or other equity interests of each of the Company’s subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned by the Company, free and clear of any liens, encumbrances, equities or claims.

(i)                                     The issue and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement, any Pricing Agreement and each Over-allotment Option, if any, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, other than any conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement or any Over-allotment Option, except such as have been, or will have been prior to each Time of Delivery (as defined in Section 4 hereof), obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(j)                                     Other than as set forth in the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company or any subsidiary is a party or of which any property of the Company or any subsidiary is the subject, which, if determined adversely to the Company or any subsidiary, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(k)                                  Neither the Company nor any subsidiary is (i) in violation of its Certificate of Incorporation or By-laws or other constitutive documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than any such defaults, in the case of clause (ii), which would not, individually or in the aggregate, have a Material Adverse Effect;

(l)                                     The statements contained in the description of our Common Stock set forth in our Form 8-A filed with the Commission on November 27, 1991, which are incorporated by reference in the Time of Sale Prospectus and Prospectus, insofar as it purports to constitute a summary of the terms of the Shares, and the statements under the caption “Underwriters”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(m)                               Except as disclosed in the Time of Sale Prospectus and Prospectus and to the knowledge of the Company, the Company owns or has valid, binding and enforceable licenses or other rights to use any patents, trademarks, trade names, service marks, service names, copyrights and other proprietary intellectual property rights (“Intellectual Property”) necessary to conduct the business of the Company in the manner in which it is being conducted; without having conducted any special searches or investigations over and above any searches that it may have conducted when deemed necessary or appropriate in connection with the filing of its patent applications, the Company believes that it will be able to conduct its business in the manner in which it is currently being conducted without any conflict with the rights of others, except for such conflicts as do not and will not have a Material Adverse Effect; the information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus concerning patents issued to, or patent applications filed on behalf of, the Company is accurate in all material respects; and, except as described in the Time of Sale Prospectus and Prospectus, the Company has not received any notice from any other person of infringement of or conflict with (and, without having conducted any special searches or investigations, knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to the Company, which if determined adversely to the Company would, individually or in the aggregate, have a Material Adverse Effect;

(n)                                 The Company and each of its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner in which it is described in the Time of Sale Prospectus and Prospectus, with such exceptions as do not and will not have a Material Adverse Effect;

(o)                                 The Company and each of its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not and will not have a Material Adverse Effect; and any real properties and buildings held under lease by the Company or any subsidiary are held by it under valid, subsisting and enforceable leases, with such exceptions as do not and will not have a Material Adverse Effect;

(p)                                 The Company and each of its subsidiaries is (i) in compliance with any and all applicable foreign, federal, state or local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their respective business activities and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses of other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect;

(q)                                 The Company is not and, after giving effect to the offering and sale of the Designated Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

(r)                                    Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

3.                                       Upon the execution of the Pricing Agreement applicable to any Designated Shares and authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Time of Sale Prospectus and the Prospectus as amended or supplemented.

The Company may specify in the Pricing Agreement applicable to any Designated Shares that the Company thereby grants to the Underwriters the right (an “Over-allotment Option”) to purchase at their election up to the number of Optional Shares set forth in such Pricing Agreement, on the terms set forth in the Pricing Agreement, for the sole purpose of covering sales of shares in excess of the number of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company, given within a period specified in the Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

The number of Optional Shares to be added to the number of Firm Shares to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Shares shall be, in each case, the number of Optional Shares which the Company has been advised by the Representatives have been attributed to such Underwriter; provided that, if the Company has not been so advised, the number of Optional Shares to be so added shall be, in each case, that proportion of Optional Shares which the number of Firm Shares to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate number of Firm Shares (rounded as the Representatives may determine to the nearest 100 shares). The total number of Designated Shares to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate number of Firm Shares set forth in Schedule I to such Pricing Agreement plus the aggregate number of Optional Shares which the Underwriters elect to purchase.

4.                                       (a)                                  The Designated Shares to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the definitive form specified in the Pricing Agreement, and in such authorized denominations and registered in such names as Morgan Stanley & Co. Incorporated may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Morgan Stanley & Co. Incorporated, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Morgan Stanley & Co. Incorporated at least forty-eight hours in advance. The Company will cause the certificates representing the Designated Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be such time and date specified in such Pricing Agreement or such other time and date as Morgan Stanley & Co. Incorporated and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Morgan Stanley & Co. Incorporated in the written notice given by Morgan Stanley & Co.

Incorporated of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Morgan Stanley & Co. Incorporated and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Designated Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California (the “Closing Location”), and the Designated Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 6:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                       The Company agrees with each of the Underwriters of any Designated Shares:

(a)                                  To prepare the Time of Sale Prospectus and the Prospectus as amended and supplemented in relation to the applicable Designated Shares in a form approved by the Representatives and to file with the Commission within the applicable period specified in Rule 424(b) under the Act any prospectus required to be filed pursuant to Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement, the Time of Sale Prospectus or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Shares and prior to any Time of Delivery for such Designated Shares which shall be disapproved by the Representatives for such Designated Shares promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after any Time of Delivery for such Designated Shares and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Shares, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Time of Sale Prospectus, Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Shares, of the suspension of the qualification of such Designated Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, Time of Sale Prospectus or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Shares for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to issue, use or refer to any proposed free writing prospectus to which you reasonably object.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                 Prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Time of Sale Prospectus or Prospectus as amended or supplemented in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus with respect to the Designated Shares in connection with the offering or sale of the Designated Shares and if at such time any event shall have occurred as a result of which the Time of Sale Prospectus or Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Time of Sale Prospectus or Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Time of Sale Prospectus or Prospectus or to file under the Exchange Act any document incorporated by reference in the Time of Sale Prospectus or Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Time of Sale Prospectus or Prospectus or a supplement thereto which will correct such statement or omission or effect such compliance, and in case the Underwriters are required to deliver a prospectus in connection with sales of the Designated Shares at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives and at the cost of the Underwriters, to prepare and deliver to the Representatives as many written and electronic copies of the Prospectus complying with Section 10(a)(3) of the Act;

(h)                                 To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(i)                                     During the period beginning from the date of the Pricing Agreement for such Designated Shares and continuing to and including the later of (i) the last Time of Delivery for such Designated Shares and (ii) the last date of any blackout period provided for in such Pricing Agreement, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Designated Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than the issuance of the Designated Shares or pursuant to the Company’s 401(k) plan or pursuant to employee stock option plans and/or stock purchase plans existing on, or upon the conversion of convertible or exchangeable securities (including options and warrants) outstanding as of, the date of the Pricing Agreement for such Designated Shares) without the prior written consent of the Representatives;

(j)                                     If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k)                                  Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l)                                     The Company shall not invest or otherwise use any of the net proceeds of the offering and sale of the Designated Shares in a manner that shall cause the Company to be deemed an “investment company”, as such term is defined in the Investment Company Act.

6.                                       The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with applicable Blue Sky survey(s); (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the National Association of Securities Dealers, Inc. (the “NASD”), of the terms of the sale of the Shares; (v) the cost of preparing certificates for the Shares; (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent; and (vii) all other costs and expenses incident to the performance of its obligations hereunder and under any Over-allotment Options which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7.                                       The obligations of the Underwriters of any Designated Shares under the Pricing Agreement relating to such Designated Shares shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Shares are, at and as of each such Time of Delivery for such Designated Shares, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Time of Sale Prospectus or Prospectus as amended or supplemented in relation to such Designated Shares shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)                                 Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, covering the matters referred to in Sections 7(c)(iii), 7(c)(v) and 7(c)(viii) (but only as to the statements in each of the Time of Sale Prospectus and the Prospectus under “Description of Capital Stock” and “Underwriters”), dated such Time of Delivery for such Designated Shares, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Cooley Godward LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery for such Designated Shares, respectively, in form and substance satisfactory to the Representatives, to the effect that:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite corporate power to own or lease, as the case may be, its properties and conduct its business as described in the Time of Sale

Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California and the State of Colorado;

(ii)                                  The Company’s authorized capital stock is as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

(iii)                               Such Designated Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided for in this Agreement and the applicable Pricing Agreement, will be duly and validly issued, fully paid and nonassessable;

(iv)                              To such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject, which proceedings are required by the Act or the rules and regulations thereunder to be described in the Registration Statement or Prospectus that are not so described or incorporated by reference therein;

(v)                                 This Agreement and the Pricing Agreement with respect to the Designated Shares have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company;

(vi)                              The issue and sale by the Company of the Designated Shares being delivered at such Time of Delivery and the performance by the Company of its obligations under this Agreement and the Pricing Agreement with respect to the Designated Shares will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 or to the Company’s public documents thereafter filed with the Commission pursuant to the Exchange Act, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any Federal or California state statute or any order, rule or regulation known to such counsel of any court or governmental agency or body in the United States specifically naming the Company or any of its properties, other than the rules and regulations of the NASD (as to which such counsel need express no opinion) and state securities and Blue Sky laws (as to which such counsel need express no opinion);

(vii)                           No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body in the United States having jurisdiction over the Company is required for the issue and sale of the Designated Shares by the Company being delivered at such Time of Delivery in the manner contemplated by this Agreement and the Pricing Agreement with respect to the Designated Shares or the consummation by the Company of the transactions contemplated by this Agreement and such Pricing Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the rules and regulations of the NASD (as to which such counsel need express no opinion) in connection with the purchase and distribution of the Designated Shares by the Underwriters;

(viii)                        The statements contained in the description of the Company’s Common Stock set forth in the Company’s Form 8-A filed with the Commission on November 27, 1991, which are incorporated by reference in the Time of Sale Prospectus and the Prospectus, insofar as such statements purport to summarize the terms of the Common Stock or to describe the provisions of the laws and documents referred to therein, accurately and fairly summarize such terms, laws and documents to the extent required by the Act and the rules and regulations thereunder;

(ix)                                The Company is not, and, after giving effect to the offering and sale of the Designated Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “Investment Company”, as defined in the Investment Company Act; and

(x)                                   The Registration Statement and the Prospectus (other than the financial statements and schedules, related notes, other financial and accounting data and statistical data derived from financial data or accounting data contained or incorporated by reference therein, as to which such counsel need express no opinion), comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus which are not filed or incorporated by reference;

In addition, such counsel shall also state that, in connection with the preparation of the Registration Statement, Time of Sale Prospectus and the Prospectus, it has participated in conferences with officers and representatives of the Company and with its certified public accountants, as well as with the Representatives and counsel to the Representatives. Such counsel has not independently verified, and accordingly, except as specified in paragraphs (ii) and (viii) of this Section 7(c), is not confirming and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Time of Sale Prospectus or the Prospectus. On the basis of the foregoing, no facts have come to such counsel’s attention that have caused it to believe that (i) as of its effective date, the Registration Statement and the prospectus included therein or any further amendment thereto made by the Company prior to the applicable Time of Delivery (including the Exchange Act documents incorporated by reference therein) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Prospectus (including the Exchange Act documents incorporated by reference therein) as of the Applicable Time set forth in Schedule II of the Pricing Agreement and as of the applicable Time of Delivery contained or contains any untrue statement of a material fact, or omitted or omits to state a material fact, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus as of its date or as amended or supplemented, as of the applicable Time of Delivery contained or contains any untrue statement of a material fact, or omitted or omits to state a material fact, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, in the case of each of clauses (i), (ii) and (iii), Such counsel need express no opinion with respect to the financial statements and schedules, related notes, other financial and accounting data and statistical data derived from financial data or accounting data contained or incorporated by reference in the Registration Statement or the Prospectus;

(d)                                 [Reserved];

(e)                                  On the date of the Pricing Agreement for such Designated Shares and at each Time of Delivery for such Designated Shares, the Representatives shall have received a letter dated the date of the Pricing Agreement or the Time of Delivery, as the case may be, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, the independent public accountants of the Company, containing information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered at the First Time of Delivery shall use a “cut-off date” not earlier than five days prior to the date of such First Time of Delivery, and the letter delivered at the Second Time of Delivery (if any) shall use a “cut-off date” no earlier than four days prior to the date of such Second Time of Delivery (if any);

(f)                                    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Shares any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Shares, and (ii) since the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Shares there shall not have been any change in the capital stock (excluding stock option grants in the ordinary course of business pursuant to the Company’s current stock option plans, the issuance of shares pursuant to the Company’s 401(k) or employee stock purchase plan and the exercise of any outstanding stock options or warrants) or long-term debt of the Company or any subsidiary (other than interest accruals) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Shares, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus as amended relating to the Designated Shares;

(g)                                 On or after the Applicable Time set forth in Schedule II of the Pricing Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h)                                 On or after the Applicable Time set forth in Schedule II of the Pricing Agreement there shall not have occurred any of the following events: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Firm Shares or Optional Shares or both on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus as first amended or supplemented relating to the Designated Shares;

(i)                                     The Shares at each Time of Delivery shall have been duly listed for quotation on the Nasdaq National Market System;

(j)                                     The Company shall have complied with the provisions of Section 5(g) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date of the Pricing Agreement relating to such Designated Shares; and

(k)                                  The Company shall have furnished or caused to be furnished to the Representatives at each Time of Delivery for the Designated Shares certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

8.                                       (a)                                  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus (as amended and supplemented if the Company shall have furnished any amendments or supplements thereto), any issuer free writing prospectus as defined in Rule 433(h) under the Act, any Company information that the Company has filed or is required to file pursuant to Rule 433(d) under the Act, or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus (as amended and supplemented if the Company shall have furnished any amendments or supplements thereto), any issuer free writing prospectus as defined in Rule 433(h) under the Act, or the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Shares through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares.

(b)                                 Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus (as amended and supplemented if the Company shall have furnished any amendments or supplements thereto), any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party with respect to such action), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Shares on the other from the offering of the Designated Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Shares in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Shares and not joint.

(e)                                  The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.                                       (a)                                  If any Underwriter shall default in its obligation to purchase the Firm Shares or Optional Shares which it has agreed to purchase under the Pricing Agreement relating to such Designated Shares, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Shares on the terms contained herein and in the Pricing Agreement. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Firm Shares or Optional Shares, as the case may be, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Shares on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Shares, the Representatives or the Company shall have the right to postpone a Time of Delivery for such Designated Shares for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the Firm Shares or Optional Shares, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Designated Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of the Firm Shares or Optional Shares, as the case may be, to be purchased at the respective Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Firm Shares or Optional Shares, as the case may be, which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Shares and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Shares or Optional Shares, as the case may be, which such Underwriter agreed to purchase under such Pricing Agreement) of the Firm Shares or Optional Shares, as the case may be, of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Firm Shares or Optional Shares, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Firm Shares or Optional Shares, as the case may be, which remains unpurchased exceeds one-eleventh of the aggregate number of the Firm Shares or Optional Shares, as the case may be, to be purchased at the respective Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Shares or Optional Shares, as the case may be, of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Firm Shares or the Over-

allotment Option relating to such Optional Shares, as the case may be, shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.                                 The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11.                                 If any Pricing Agreement or Over-allotment Option shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Firm Shares or Optional Shares with respect to which such Pricing Agreement or Over-allotment Option shall have been terminated except as provided in Sections 6 and 8 hereof; but, if for any other reason, Designated Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Shares not so delivered, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Shares except as provided in Sections 6 and 8 hereof.

12.                                 In all dealings hereunder, the Representatives of the Underwriters of Designated Shares shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                                 This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.                                 Time shall be of the essence of each Pricing Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.                                 This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.                                 This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

17.                                 The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

18.                                 (a)                                  This Agreement and each Pricing Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)                                 The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof.

Very truly yours,

Amylin Pharmaceuticals, Inc.

		By:	/s/ Lloyd A. Rowland
Name: Lloyd A. Rowland
			Title:	Vice President, Legal and
General Counsel

Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Bryan W. Andrzejewski
Name: Bryan W. Andrzejewski
Title: Executive Director

ANNEX I

Pricing Agreement

Morgan Stanley & Co. Incorporated

Goldman, Sachs & Co.

Bear, Stearns & Co. Inc.

Lehman Brothers Inc.

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

March 29, 2006

Ladies and Gentlemen:

Amylin Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 29, 2006 (the “Underwriting Agreement”), between the Company on the one hand and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Bear, Stearns & Co. Inc., and Lehman Brothers Inc., on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Shares specified in Schedule II hereto (the “Designated Shares” consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Time of Sale Prospectus or Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Time of Sale Prospectus and Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Time of Sale Prospectus and the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Time of Sale Prospectus or the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

The Company hereby grants to each of the Underwriters the right to purchase at their election on one occasion up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

Amylin Pharmaceuticals, Inc.

		By:	/s/ Lloyd A. Rowland
Name: Lloyd A. Rowland
			Title:	Vice President, Legal and
General Counsel

Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Bryan W. Andrzejewski
Name: Bryan W. Andrzejewski
Title: Executive Director

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased	Maximum Number of Optional Shares Which May be Purchased
Morgan Stanley & Co. Incorporated	5,413,000	811,950
Goldman, Sachs & Co.	3,069,000	460,350
Bear, Stearns & Co. Inc.	759,000	113,850
Lehman Brothers Inc.	759,000	113,850

Total	10,000,000	1,500,000

SCHEDULE II

Title of Designated Shares:                                           Common Stock

Number of Designated Shares:

Number of Firm Shares:  10,000,000

Maximum Number of Optional Shares:  1,500,000

Initial Offering Price to Public:

$46.50 per Share

Purchase Price by Underwriters:

$44.175 per Share

Form of Designated Shares:

Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian

Specified Funds for Payment of Purchase Price:

Federal (same-day) funds

Blackout provisions with respect to the Designated Shares:

As referred to in Section 5(i) of the Underwriting Agreement, the blackout period applicable to the Company shall continue for 90 days after the date of this Pricing Agreement and, at or before the signing of this Pricing Agreement, the Company shall cause to be delivered to the Underwriters a signed copy of a lock-up agreement from each of its executive officers and directors covering the same 90-day period. Such lock-up agreement for executive officers and directors shall be in the form previously agreed between the Underwriters and the Company.

Applicable Time

4:45 p.m. (New York City time), March 29, 2006

Time of Delivery:

9:30 a.m. (New York City time), April 4, 2006

Closing Location:  As specified in Section 4(b) of the Underwriting Agreement.

Names and Addresses of Representatives:

Designated Representatives:	Morgan Stanley & Co. Incorporated
Address for Notices, etc.:	1585 Broadway
New York, New York 10036

SCHEDULE III

1.                                       Preliminary prospectus issued March 27, 2006.